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                                                                    Exhibit 99.2


                              CAUTIONARY STATEMENT

Delta Air Lines, Inc. (the "Company") and its representatives may make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 from time to time, either orally or in writing, about the Company and its business, including the revenue benefits, earning accretion and other benefits the Company expects would result from its marketing alliance with United Air Lines, Inc. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. It is not possible to list all of the many factors that could cause the actual results to differ materially from the expected results. Such factors may include, but are not limited to, (1) the airline pricing environment; (2) competitive actions taken by other airlines; (3) general economic conditions; (4) changes in jet fuel prices; (5) actions by the United State and foreign governments; (6) the willingness of customers to travel; and (7) the outcome of discussions with both carriers' pilot unions, international partners and commuter carriers regarding implementation of the alliance.

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